Exhibit 99.B(a)(40)

ING EQUITY TRUST

Amended Establishment and Designation of

Series and Classes of Shares of Beneficial

Interest, Par Value $0.01 Per Share

Effective: June 1, 2009

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article V, Sections 5.11 and 5.13 and Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated February 25, 2003, as amended (the “Declaration of Trust”), hereby amend the Establishment and Designation of Series and Classes to establish Class W shares for ING Equity Dividend Fund and ING MidCap Opportunities Fund, as follows:

A.           Paragraph 1 of the Establishment and Designation of Series and Classes, dated  November 19, 2007, is hereby amended as follows:

1.                                      The Fund shall be designated ING Equity Dividend Fund.  The Classes thereof shall be designated as follows:

ING Equity Dividend Fund Class A

ING Equity Dividend Fund Class B

ING Equity Dividend Fund Class C

ING Equity Dividend Fund Class I

ING Equity Dividend Fund Class W

B.            Paragraph 1 of the Establishment and Designation of Series and Classes, dated July 29, 1998, as amended November 1, 1999, November 16, 1999, February 20, 2002 and May 30, 2008, is hereby further amended as follows:

1.                                      The Fund shall be designated ING MidCap Opportunities Fund.  The Classes thereof shall be designated as follows:  ING MidCap Opportunities Fund Class A, ING MidCap Opportunities Fund Class B, ING MidCap Opportunities Fund Class C, ING MidCap Opportunities Fund Class I, ING MidCap Opportunities Fund Class O, ING MidCap Opportunities Fund Class Q and ING MidCap Opportunities Fund Class W.

                                                IN WITNESS WHEREOF, the undersigned have this day signed this Amended Establishment and Designation of Series and Classes.

/s/ Colleen D. Baldwin	/s/ J. Michael Earley
Colleen D. Baldwin, as Trustee	J. Michael Earley, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Robert W. Crispin	/s/ Sheryl K. Pressler
Robert W. Crispin, as Trustee	Sheryl K. Pressler, as Trustee

/s/ Peter S. Drotch	/s/ Roger B. Vincent
Peter S. Drotch, as Trustee	Roger B. Vincent, as Trustee